UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011 (May 9, 2011)

TE CONNECTIVITY LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TE Connectivity Ltd. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K of May 9, 2011 to disclose the terms of an equity incentive award granted to Joseph B. Donahue on June 7, 2011 by the Management Development and Compensation Committee of the Company’s Board of Directors in connection with Mr. Donahue’s promotion to the position of Executive Vice President and Chief Operating Officer.  Mr. Donahue’s equity incentive award consists of (1) non-qualified stock options to purchase 13,650 common shares at an exercise price of $35.90 which vest in equal installments over four years starting on the first anniversary of the grant date and expire on June 7, 2021, and (2) 1,640 restricted stock units which vest in equal installments over four years starting on the first anniversary of the grant date.  The equity awards were granted under the terms of the Company’s 2007 Stock and Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: June 10, 2011